EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS



           We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 33-61809, 333-52369-01, 333-52369-02 and 333-52369-02) and S-8 (File Nos. 333-25945, 002-91384,
003-59739 and 333-88912) of Foster Wheeler Ltd. of our report dated January 29, 2002 except for Note 1, for which the date is April 12, 2002 and the first paragraph of Note 2 and Note 25 for which the date is November 12, 2002 relating to the financial statements, which appear in this Form 10-K/A-2. We also consent to the incorporation by reference of our report dated January 29, 2002 relating to the financial statement schedules, which appears in this Form 10-K/A-2.





PricewaterhouseCoopers LLP

Florham Park, New Jersey
November 18, 2002

REPORT OF INDEPENDENT ACCOUNTANTS ON FINANCIAL STATEMENT SCHEDULE

To the Board of Directors of Foster Wheeler Ltd.:

Our audits of the consolidated financial statements referred to in our report dated January 29, 2002, except for Note 1 as to which the date is April 12, 2002 and the first paragraph of Note 2 and Note 25 as to which the date is November 12, 2002 appearing in this Annual Report on 10 K/A (which report contains an explanatory paragraph regarding the Company's ability to continue as a going concern) also included an audit of the financial statement schedule listed in
Item 15 (a) (2) of this Form 10K/A. In our opinion, this financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.


PricewaterhouseCoopers LLP
Florham Park, New Jersey
January 29, 2002.



                               Foster Wheeler Ltd.
                 Schedule II: Valuation and Qualifying Accounts
                             (Amounts in Thousands)


                                                       2001
----------------------------- ----------------- ------------------------- ---------------------- -------------------- --------------
                                                Additions Charged to      Additions Charged to
                                Balance at      Costs and Expenses         Other Accounts(2)                        Balance at the
                               Beginning of                                                                       End of the Period
               Description        Period                                                             Deductions
---------------------------- ----------------- ---------------------    ---------------------- -------------------- ----------------
Reserve for Insurance
  Claims Receivable          $      7,192                                $      11,300         $          (344)     $     18,836
---------------------------- ----------------- ---------------------    ---------------------- -------------------- ----------------
Allowance for Doubtful
  Accounts(1)                $      3,379      $          1,190                                $         1,581      $      2,988
---------------------------- ----------------- ---------------------    ---------------------- -------------------- ----------------


                                                        2000
---------------------------- ----------------- ---------------------    ---------------------- -------------------- ----------------
                                                 Additions Charged to    Additions Charged to
                               Balance at         Costs and Expenses       Other Accounts(2)                        Balance at the
                              Beginning of                                                                        End of the Period
               Description       Period                                                             Deductions
---------------------------- ----------------- ---------------------    ---------------------- -------------------- ----------------
Reserve for Insurance
  Claims Receivable          $      9,943                                                      $         2,751      $      7,192
---------------------------- ----------------- ---------------------    ---------------------- -------------------- ----------------
Allowance for Doubtful
  Accounts(1)                $      1,413      $          3,315                                $         1,349      $      3,379
---------------------------- ----------------- ---------------------    ---------------------- -------------------- ----------------


                                                        1999
---------------------------- ----------------- ---------------------    ---------------------- -------------------- ----------------
                                                 Additions Charged to    Additions Charged to
                               Balance at         Costs and Expenses       Other Accounts(2)                        Balance at the
                              Beginning of                                                                        End of the Period
               Description       Period                                                             Deductions
---------------------------- ----------------- ---------------------    ---------------------- -------------------- ----------------
Reserve for Insurance
  Claims Receivable          $     13,921                                                      $         3,978      $      9,943
---------------------------- ----------------- ---------------------    ---------------------- -------------------- ----------------
Allowance for Doubtful
  Accounts(1)                $      2,814      $          1,551                                $         2,952      $      1,413
---------------------------- ----------------- ---------------------    ---------------------- -------------------- ----------------


1. In accordance with industry practices for accounting for long-term contracts, provisions for non-payments of customer balances are normally addressed within the overall profit calculation of the contracts and are not specifically covered by allowances for doubtful accounts. As a result the amount considered to be in the receivable qualifying account (allowance for doubtful accounts) are insignificant.
2.   Primarily due to additional recoveries from insurers.

